UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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McINTOSH BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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McINTOSH BANCSHARES, INC.

210 SOUTH OAK STREET

JACKSON, GEORGIA 30233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of McIntosh Bancshares, Inc., the parent company for McIntosh State Bank and McIntosh Financial Services, Inc. At the meeting, we will report on our performance in 2005 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 18, 2006 at 4:00 p.m. at our operations center located at 264 Alabama Boulevard, Jackson, Georgia 30233 for the following purposes:

Proposal 1.	To elect two members to the Board of Directors, Class II directors Dennis Keith Fortson and Thurman L. Willis, Jr., whose terms are to expire in 2009;

Proposal 2.	To approve the McIntosh Bancshares, Inc. 2006 Stock Compensation Plan; and

Proposal 3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 13, 2006 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to our transfer agent as promptly as possible in the envelope provided.

By Order of the Board of Directors,

William K. Malone
Chairman of the Board and Chief Executive Officer

April 25, 2006

Jackson, Georgia

McINTOSH BANCSHARES, INC.

210 SOUTH OAK STREET

JACKSON, GEORGIA 30233

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 18, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

The Board set April 13, 2006 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,399,262 shares of common stock outstanding on the record date.

The presence, in person or by proxy, of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect two directors (Proposal 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

In voting for the proposal to approve the McIntosh Bancshares, Inc. 2006 Stock Compensation Plan (Proposal 2), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve this proposal is governed by Georgia law and is a majority of the shares cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

Any other matters that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

When you sign the proxy card, you appoint William K. Malone or James P. Doyle as your representative at the meeting.

Mr. Malone and Mr. Doyle, or either of them, will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Malone or Mr. Doyle will vote your proxy for the election to the Board of Directors of all nominees listed under “Election Of Directors” and for approval of Proposal 2. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Malone or Mr. Doyle will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 25, 2006.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors will expire at the 2007 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
John L. Carter	Dennis Keith Fortson (Nominee)	William K. Malone
William T. Webb	Thurman L. Willis, Jr. (Nominee)	J. Paul Holmes
George C. Barber

Shareholders will elect two nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2009 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

The Board of Directors recommends that you elect Dennis Keith Fortson and Thurman L. Willis, Jr. as Class II directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Malone or Mr. Doyle will vote your proxy to elect Mr. Fortson and Mr. Willis. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Malone or Mr. Doyle will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees.

Dennis Keith Fortson - Dr. Fortson was elected to the Board of Directors of the Company upon its formation on October 11, 1990. Dr. Fortson was elected to the Board of Directors of the Bank on November 9, 1989. He serves on the Loan Committee, Compensation Committee and Audit Committee (Chairman). He is the owner of D. Keith Fortson, DMD, PC and McIntosh Cottage Antiques. Dr. Fortson is 51 years old.

Thurman L. Willis, Jr. - Mr. Willis has been employed by the Company or its predecessors for 35 years. Mr. Willis was elected to the Board of Directors of the Company on January 30, 1997 and is its President and Chief Operating Officer. He was elected to the Board of Directors of the Bank on August 22, 1996 and serves as President of the Monticello office. He is a member of the Loan Committee, Asset/Liability Committee and 401(k) & Profit Sharing Administrative Committee. Mr. Willis is a director and President of McIntosh Financial Services. He is also the President of Thurman Willis, Inc., which owns a motel and fast food restaurant. Mr. Willis is 57 years old.

Set forth below is also information about each of the Company’s other directors.

George C. Barber - Mr. Barber was elected to the Board of Directors of the Company on May 20, 2004. Mr. Barber serves as a member of the Audit Committee, Loan Committee and Nominating Committee. Mr. Barber serves as President of Fresh Air Bar-B-Que Jackson and Macon, Inc., President of Fresh Air Bar-B-Que, LLC and Vice President of Barber Bros., Inc.

John L. Carter - Mr. Carter was elected to the Board of Directors of both the Company and the Bank on January 30, 1995. Mr. Carter serves as a member of the Loan Committee, Audit Committee, Nominating Committee (Chairman), Compensation Committee and Asset/Liability Committee. He is the President of C&M Oil Company, Inc., Park Avenue of Jackson, Inc., Carter & White, Inc. and May and Carter Oil Company, Inc.

James Paul Holmes, Jr. - James Paul Holmes, Jr. was elected to the Board of Directors of the Company on May 20, 2004. Mr. Holmes serves as a member of the Compensation Committee, Asset/Liability Committee and Nominating Committee. He is Vice-Chairman of Life of the South Insurance Company. He is the Chairman of the Georgia Chamber of Commerce and Chairman of the Jasper County Development Authority.

William K. Malone - Mr. Malone has been employed by the Company or its predecessors for the past 30 years. He was elected to the Board of Directors of the Company upon its formation on October 11, 1990, and serves as Chairman of the Board and Chief Executive Officer. He was elected to the Board of Directors of the Bank on January 29, 1976 and serves as Chairman of the Board, Chief Executive Officer and President. He is the Chairman of the Loan Committee and 401(k) & Profit Sharing Administrative Committee and serves as a member of the Compliance Committee and the Asset/Liability Committee. Mr. Malone is also the Chairman of McIntosh Financial Services.

William T. Webb - Mr. Webb was elected to the Board of Directors of both the Company and the Bank on January 30, 1995. Mr. Webb serves on the Loan Committee, Audit Committee, Nominating Committee, Compensation Committee and Asset/Liability Committee. He is President of L. C. Webb, Inc., a local grocery store.

PROPOSAL NO. 2: APPROVAL OF 2006 STOCK COMPENSATION PLAN

On April 4th of 2006 the Compensation Committee (the “Committee”) and the Board determined that a new equity-based, long-term incentive plan for directors and employees of McIntosh Bancshares, Inc. (the “Company”) and its affiliates should be implemented. At the 2006 Annual Meeting, the Company’s shareholders will be asked to approve the McIntosh Bancshares, Inc. 2006 Stock Compensation Plan (the “Stock Compensation Plan”).

This new plan is intended to provide a strong incentive to employees and Directors to achieve long-range goals, to aid in attracting and retaining employees and Directors of outstanding ability, and to closely align their interests with those of shareholders.

The proposed plan expands the type of awards that may be used to include incentive stock options, non-qualified stock options, stock appreciation rights settled in stock (SARs), and restricted stock. These alternate types of grants give the Committee and the Board the flexibility to select the most performance-effective and cost-efficient long term incentives to meet different performance and compensation goals. In addition, this new plan allows outside directors to receive a portion of their fees in the form of stock.

As discussed further in this proxy statement, officers and employees have participated in the 1998 Incentive Stock Option Plan. A total of 66,172 shares (split adjusted), in the form of incentive stock options, were authorized for grant under this plan. As of the date of this proxy, there are no shares remaining in reserve for future option grants. If the Stock Compensation Plan is approved, the 1998 plan would be terminated (except with respect to outstanding grants). The new Stock Compensation Plan recommended for approval would be the only plan from which new grants of stock options and other equity-based award would be made.

Under the Stock Compensation Plan, 105,000 shares of Common Stock will be available for issuance, subject to adjustment for stock splits and other events as set forth in the plan. This amounts to approximately 7.5% of current outstanding shares. Out of the 105,000 shares of Common Stock available for issuance under the Stock Compensation Plan, no more than 25,000 shares will be available for issuance of restricted stock. Any employee of the Company or an affiliate and any director of the Company will be eligible to receive awards under the Stock Compensation Plan.

The Stock Compensation Plan will be administered by the Committee consisting of not less than three independent directors who will have the sole authority over all administrative matters of the Plan.

Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares. No awards may be granted under the Stock Compensation Plan after the tenth anniversary of its effective date.

The exercise price of any stock option or SAR (settled in stock) under the Stock Compensation Plan will not be less than 100% of the fair market value of the stock on the date of the grant (with fair market value being determined in accordance with the procedures set by the Committee). The Committee will determine the times at which options and SARs may be exercised and the methods by which and the forms in which payment of the purchase price may be made. No loans will be extended by the Company or its affiliates to any participant in connection with the exercise of an award (although the Company is permitted to maintain or establish broker-assisted exercise programs). Pro-rata adjustments will be made to the number of shares in this plan if the Company has any stock splits, stock dividends or other capitalization changes. The plan allows for acceleration of vesting and exercise privileges of grants if an optionee’s termination of employment is due to a change in control, death or total disability. If an optionee is terminated for cause, then all unvested options at the date of termination expire and become unexercisable.

The Committee may establish provisions applicable upon termination of employment or service as a director that differ from those contained in the Stock Compensation Plan. Options granted under the Stock Compensation Plan may be ‘incentive stock options’ (“ISOs”), which afford certain favorable tax treatment for the holder, or ‘non-qualified stock options’ (“NQSOs”). See “Federal Income Tax Consequences” below.

The 2006 Stock Compensation Plan may be amended or terminated by the Board of Directors at any time, except that certain changes will require shareholder approval. These changes are (i) to increase the maximum number of shares subject to the plan; (ii) to change the designation of class of persons eligible to receive grants under the plan; (iii) to extend the term of the plan or the maximum option exercise period; or (iv) to decrease the minimum price at which shares may be optioned under the plan.

Federal Income Tax Consequences. The options granted to employees under this plan are intended to be ISOs within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended. Under federal income tax law, the Company will have no federal income tax consequences upon the grant or exercise of ISOs from this plan. The federal income tax impacts for the optionees for ISOs are as follows: The optionees who receive grants from this plan will have no federal income tax consequences when they receive their grants, but they may have tax consequences when they exercise their options. Although the optionees will realize no taxable income when they exercise their options, the exercise may cause alternative minimum tax. The spread between the option price and the fair market value of the Company’s stock is treated as an adjustment item for alternative minimum tax purposes where the stock is acquired upon the exercise of the option and is not disposed of in the same taxable year. If an optionee disposes of any exercised option shares within a year of the exercise, the disposition is considered a disqualifying disposition, and the gain on the sale or exchange will generally be treated as ordinary income to the optionee in the year of disposition. If the optionee disposes of any exercised option shares more than one year after the exercise, the optionee will realize a long term gain or loss on the disposal.

The options granted under this plan to non-employee directors are NQSOs and a recipient will not recognize any taxable income upon the grant and the Company will not be entitled to a tax deduction. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares on the exercise date over the option exercise price will be taxable as compensation income to the grant recipient and will be subject to applicable withholding taxes. For grants of SARs (settled in stock), the excess of the fair market value of the shares on the settlement date over the fair market value on the date of the grant will be treated as ordinary income to the recipient and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income for both NQSOs and SARs (settled in stock).

For grants of restricted stock the Company receives a tax deduction for federal tax purposes in the tax year the grant (or any portion thereof) becomes non-forfeitable by the grantee. For grants of restricted stock individuals report ordinary taxable income for federal tax purposes in the year the grant (or any portion thereof) becomes non-forfeitable.

Shareholder Approval Required. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. No actions have yet been taken to determine grants to be made from this plan. Subject to shareholder approval, future grants made from the plan will be determined by the Committee according to the governing provisions in the plan document. Please refer to Appendix A for a complete copy of the proposed plan.

The Board of Directors unanimously recommends a vote FOR approval of the 2006 Stock Compensation Plan.

Description of Business

General

McIntosh Bancshares, Inc. (the “Company”), a registered bank holding company, was incorporated under the laws of Georgia in 1990 and acquired 100% of the outstanding shares of McIntosh State Bank (the “Bank”) on April 25, 1991. The Bank was incorporated under the laws of Georgia on February 14, 1964. In March 1998 the Company capitalized a wholly owned subsidiary, McIntosh Financial Services, Inc. (“MFS”), which was incorporated under the laws of Georgia on January 8, 1998.

Services

The Bank is a community oriented, full-service commercial bank, serving the Georgia counties of Butts, Jasper, and South Henry through offices in Jackson, Monticello, and Locust Grove. The Bank has six automated teller machines (ATMs). The Bank also operates a loan production office at Lake Oconee, Greensboro, Georgia. The Bank emphasizes autonomy for each office with decisions made locally. The Bank offers checking, savings, individual retirement, and time deposit accounts, safe deposit boxes, issues ATM and debit cards, conducts wire transfers, and offers internet banking and cash management services. The Bank offers lending services for purposes such as commercial, industrial, real estate, municipal, and leasehold financing as well as offers personal secured and unsecured credit. The Bank provides secondary market financing for conforming residential real estate loans through conventional, Veterans Administration, Federal Housing Administration, or Georgia Residential Financial Administration programs. Neither the Company nor the Bank generates a material amount of revenue from foreign countries, nor does either have material long-lived assets, customer relationships, mortgages or servicing rights, deferred policy acquisition costs, or deferred tax assets in foreign countries. Thus, the Company has no significant risks attributable to foreign operations.

MFS offers mutual fund investments, fixed and variable annuities, life, health, and long term care insurance, estate planning, and investment management services. MFS has a separate office in the Bank’s Jackson office.

Loans

The Bank grants both secured and unsecured loans to individuals and businesses. As of December 31, 2005, the Bank’s loan portfolio totaled $282,986,103.

Although the Bank has a diversified loan portfolio, a substantial portion is secured by improved and unimproved real estate which is dependent on the real estate market. As of December 31, 2005, the Bank had a concentration of loans to finance the acquisition, development, and construction (AD&C) of multifamily, commercial, and residential real estate. This AD&C concentration, including associated unfunded commitments, totals $118,650,808 and represents 36.27% of gross loans and unfunded loan commitments. The Bank has established a maximum of 45.0% of gross loans plus unfunded commitments on the AD&C portion of the portfolio.

Lending Policy

Standards for extensions of credit are contained in the Bank’s loan policy. Loans are predominately from borrowers within the Bank’s delineated areas of Butts, Jasper and South Henry counties. Loans are granted to individuals or businesses on either an unsecured or secured basis. Limits covering the maximum amount of indirect and direct debt to any one borrower, the maximum amount a loan officer may lend, the maximum amount of funds that may be advanced on certain collateral, and the maximum lending authority of the Bank’s loan committee and individual loan officers are contained in the loan policy. The loan policy is reviewed and approved annually by the Bank’s board of directors.

Loan Review and Non-Performing Assets

The Bank contracts with a third party for its loan review. The scope of loan review represented a cumulative total of 61% of the portfolio outstanding as of December 31, 2005, and included all commercial credits, all classified (Substandard and Doubtful) or Watch rated loans, and a sample of the consumer loan portfolio. Also included in the scope of loan review are loan administration matters such as potential violations of law, policy and documentation exceptions, and credit collection efforts. Loan review is conducted quarterly. The results are presented to the Company’s Audit Committee.

All loans are graded according to an initial risk assessment conducted by the originating loan officer. Thereafter, loan grades may change based on results of the external loan review process or an examination, at the direction of an office President, or if the loan becomes delinquent. The Bank’s practice is to charge-off loans when they become 120 days past due or are rated Loss. The Bank places loans on nonaccrual status once they become 90 days past due. Exceptions may apply if the loan is consumer installment debt or if the loan is secured by a 1-4 family residence and in the process of collection.

Investment Policy

The Bank’s investment policy establishes objectives for the investment portfolio and the guidelines for bank investments. Bank investments provide liquidity to accommodate deposit or loan fluctuations, secure public deposits, and supplement bank earnings consistent with liquidity, interest sensitivity, and credit quality considerations. Provisions of the investment policy address investment authority and oversight, permissible investments, accounting treatment, selection and monitoring of broker/dealers, and unsuitable investment practices. Portfolio composition and performance as well as individual transactions are regularly reviewed by the Bank’s Asset/Liability Committee (ALCO) and the board of directors. The investment policy is reviewed and approved by the Board of Directors annually.

Asset/Liability Management

The Bank’s assets/liabilities, liquidity, and interest rate risk policy establishes an ALCO which is responsible for measuring, monitoring, and managing exposure to adverse interest rate movements. ALCO is composed of the Bank’s CEO, CFO, office Presidents, Chief Credit Officer and two outside directors. The Bank manages exposure to interest rate movements by modeling static gap, economic value of equity (EVE), and earnings at risk.

Liquidity is measured utilizing a calculation accepted by the Bank’s regulatory authorities. A liquidity ratio of 10% or greater and a loan to funding ratio of less than 85% have been approved by the board of directors as suitable measures of liquidity. As of December 31, 2005, the Bank’s liquidity and loan to funding ratios were 10.8% and 85%, respectively. As a secondary source of liquidity, the Bank has lines of credit with its correspondent banks and the Federal Home Loan Bank totaling $66.3 million. As of December 31, 2005, $26 million was outstanding under these lines.

Payment of Dividends

The Company is a legal entity separate and distinct from the Bank. Most of the revenues of the Company result from dividends paid to it by the Bank. There are statutory and regulatory requirements applicable to the payment of dividends by the Bank to the Company, its shareholder. Under DBF regulations, the Bank may not declare and pay dividends out of retained earnings without first obtaining the written permission of the DBF unless such bank meets the following requirements: (i) total classified assets as of the most recent examination of the bank does not exceed 80% of equity capital (as defined by the regulation); (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and (iii) the ratio of equity capital to adjusted assets is not less than 6%.

The payment of dividends by the Company and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. The Federal Reserve maintains that a bank holding company must serve as source of financial strength to its subsidiary banks.

As a result, the Company may be required to provide financial support to the Bank at a time when, absent such Federal Reserve requirement, the Company may not deem it advisable to provide such assistance. Similarly, the FDIC maintains that insured banks should generally only pay dividends out of current operating earnings and dividends should only be declared and paid after consideration of the bank’s capital adequacy in relation to its assets, deposits, and such other items. The amount available by the Bank to pay the Company in dividends during 2006 and without prior approval of the DBF is $1,824,607. During the year ending December 31, 2005, the Company declared and paid cash dividends totaling $755,601, or 20.01% of net earnings.

Employees

At December 31, 2005 the Company had 130 full time equivalent employees. The Company is not a party to any collective bargaining agreement.

Market For Common Equity And Related Stockholder Matters

There is no established public trading market for the Company’s common stock. It is not traded on an exchange or in the over-the-counter market. There is no assurance that an active market will develop for the Company’s common stock in the future. Therefore, management of the Company is furnished with only limited information concerning trades of the Company’s common stock. The following table sets forth for each quarter during the most two recent fiscal years the number of shares traded and the high and low per share sales prices to the extent known to management, and has been adjusted for the 5 for 4 stock split effective June 1, 2005.

YEAR 2005	NUMBER OF SHARES TRADED	HIGH SALES PRICE (Per Share)	LOW SALES PRICE (Per Share)
First Quarter	2,855 Shares	$32.00	$32.00
Second Quarter	1,445 Shares	$35.00	$32.00
Third Quarter	3,002 Shares	$36.00	$35.00
Fourth Quarter	5,337 Shares	$36.00	$36.00

YEAR 2004	NUMBER OF SHARES TRADED	HIGH SALES PRICE (Per Share)	LOW SALES PRICE (Per Share)
First Quarter	5,735 Shares	$29.60	$25.60
Second Quarter	3,319 Shares	$30.40	$28.00
Third Quarter	3,145 Shares	$32.00	$28.00
Fourth Quarter	2,233 Shares	$32.00	$30.40

The Company has begun paying dividends on a quarterly basis. Any declaration and payment of dividends will be based on the Company’s earnings, economic conditions, and the evaluation by the Board of Directors of other relevant factors. The Company’s ability to pay dividends is dependent on cash dividends paid to it by McIntosh State Bank, its wholly-owned subsidiary. The ability of the bank to pay dividends to the Company is restricted by applicable regulatory requirements. See “Supervision and Regulation.” The Company paid dividends of $0.48 per share in 2004 and $0.54 per share in 2005, on a split adjusted basis.

As of March 28, 2006 there were 1,399,262 shares of the Company’s common stock issued and outstanding held of record by approximately 610 persons (not including the number of persons or entities holding stock in nominee or street name through various brokerage houses).

In 1998 the Company adopted an incentive stock option plan which authorized the Company to issue to officers and other key employees of McIntosh State Bank options to purchase in the aggregate as many as 35,000 shares of the Company’s common stock. The number of shares so authorized was subject to increase in the event, among other matters, of a stock dividend. As a result of the stock dividends declared by the Company in 1999, 2000, 2001 and 2005, there are now 66,172 shares of its common stock for which such options may be granted. As of March 28, 2006, all options available under the plan have been granted.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors of the Company is currently composed of seven (7) members, each of whom serves for a term of three (3) years. Executive officers are elected annually by the Board of Directors and serve at the Board’s discretion.

The following table sets forth information with respect to the directors and executive officers of the Company.

NAME	AGE	POSITION	YEAR FIRST ELECTED OR APPOINTED[1]	EXPIRATION OF TERM
MALONE, WILLIAM K.	58	Chairman of the Board, Chief Executive Officer and Director of McIntosh Bancshares, Inc., Chairman of the Board, Chief Executive Officer and President of McIntosh State Bank, Chairman of the Board, McIntosh Financial Services	1976	2007

FORTSON, DENNIS KEITH	51	Director	1989	2006

CARTER, JOHN L.	57	Director	1995	2008

HOLMES, J. PAUL	66	Director	2004	2007

WEBB, WILLIAM T.	61	Director	1995	2008

BARBER, GEORGE C.	47	Director	2004	2007

WILLIS, JR., THURMAN L.	57	President, Chief Operating Officer and Director of McIntosh Bancshares, Inc.; President, McIntosh State Bank (Monticello); President of McIntosh Financial Services	1996	2006

DOYLE, JAMES P.	40	Secretary of McIntosh Bancshares, Inc.; Senior Vice President, Chief Financial Officer, and Secretary of McIntosh State Bank

[1]	Refers to the year the individual first became a director of the Bank or Company. All directors of the Bank in 1990 became directors of the Company when it was incorporated in that year.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by the chief executive officer and for the Company’s two other most highly compensated named executive officers whose total salary and bonus exceeded $100,000 in 2005. No other named executive officer had a salary and bonus during the fiscal year ended December 31, 2005 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)(2)	LTIP Payouts ($)	All Other Compensation ($)
William K. Malone, Chairman, CEO, President, McIntosh State Bank	2005 2004 2003	200,000 192,000 184,004	58,222 24,652 32,623	168,346 155,080 144,590	(3) (3) (3)	— — —	— — 9,375	— — —	— — —

Thurman L. Willis, COO, McIntosh State Bank (Monticello)	2005 2004 2003	165,500 163,000 160,000	46,254 21,142 24,657	89,870 86,609 62,315	(4) (4) (4)	— — —	— — 5,625.6	— — —	— — —

James P. Doyle Sr. Vice President, Chief Financial Officer	2005 2004 2003	124,000 117,600 112,004	36,898 16,397 22,743	21,017 20,523 19,024	(5) (5) (5)	— — —	— — 2,500	— — —	— — —

[1]	A portion of the amount shown represents bonus paid based on performance for the year in which it is reported. Actual payout to the officers occurred within the first quarter of the following year.
[2]	Represents the split adjusted number of options to purchase common stock granted to each executive pursuant to the McIntosh Bancshares, Inc. 1998 Incentive Stock Option Plan. One-fifth of the options vest on each anniversary of the grant, September 18, 2003, and are exercisable at the split adjusted price of $25.60 per share.
[3]	Includes profit-sharing contributions to employee’s account in the amounts of $9,550, $9,822 and $10,840, in the years 2005, 2004 and 2003, respectively. Also includes liability incurred by the Company for the employee’s salary continuation plan in the amounts of $119,537, $107,719 and $99,249, for the years 2005, 2004, and 2003, respectively.
[4]	Includes profit-sharing contributions to employee’s account in the amounts of $8,746, $9,259 and $10,251, in the years 2005, 2004 and 2003, respectively. Also includes liability incurred by the Company for the employee’s salary continuation plan in the amounts of $65,437, $48,074 and $25,601, for the years 2005, 2004, and 2003, respectively.
[5]	Includes profit-sharing contributions to employee’s account in the amounts of $6,429, $6,763 and $7,001, in the years 2005, 2004 and 2003, respectively. Also includes liability incurred by the Company for the employee’s salary continuation plan in the amounts of $3,314, $2,961 and $2,777, for the years 2005, 2004, and 2003, respectively.

The following table sets forth for each of the named executive officers the fiscal year-end value of unexercised stock options:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at FY-End (#) (Exercisable/Unexercisable)	Value of Unexercised in-the-money options/SARS at FY-End ($)(1) (Exercisable/Unexercisable)
(a)	(b)	(c)	(d)	(e)
William K. Malone, CEO	0	0	22,656/5,625	$269,656/58,500

Thurman L. Willis, President, McIntosh State Bank (Monticello)	0	0	16,430/3,375	$196,395/35,104

James P. Doyle Sr. Vice President, Chief Financial Officer	0	0	5,727/1,500	$68,064/15,600

[1]	Determined by multiplying the number of option shares by the difference between the current market value of $36.00 per share and the weighted average exercise.

Director Compensation

In 2003, the Company instituted a Director Retirement Plan. The plan is funded by bank-owned life insurance policies (BOLI) for the following directors: D. Keith Fortson, John L. Carter, and William T. Webb. The Company has agreed to pay plan benefits to the covered directors upon reaching the Company’s mandatory retirement age of 70. In the event a covered director dies prior to receiving any or all of these payments, the Company will make the payments (or remaining payments) to the beneficiary named by the covered director. The annual liability expense incurred by the Company for each is: Dr. Fortson - $1,554, $1,391 and $1,246 in 2005, 2004 and 2003, respectively; Mr. Webb - $4,474, $3,997 and $3,578 in 2005, 2004 and 2003, respectively; and Mr. Carter - $2,769, $2,477 and $2,219 in 2005, 2004 and 2003, respectively.

Each director of the Company is paid $800.00 for each meeting of the Board of Directors, regardless of whether that meeting is attended. Each committee member is also paid $100.00 for each committee meeting attended.

Employee Agreements

The Bank has entered into change in control agreements with William K. Malone, James P. Doyle and Thurman L. Willis. Each of the agreements provides that in the event the employee is terminated within a specified period of time following the merger, acquisition or other change in control of either the Company or the Bank, other than for cause or the employee’s disability, retirement or death, or in the event the employee terminates the employment for reasons specified in the agreement, the employee shall be paid the salary, bonuses and benefits provided for during his employment for the balance of that period. For Messrs. Malone and Willis the benefits are for a period of two (2) years and for Mr. Doyle the benefits are payable for a period of one (1) year. The agreement with Mr. Doyle was entered into on June 17, 1999; the agreements with the other employees were entered into on March 12, 1998. Each agreement is for an initial term of three (3) years, and is subject to being renewed by the Board of Directors in its discretion for consecutive one (1) year terms. The agreements are presently in effect with each of the three identified named executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 1, 2006, persons or groups who are known by the Company to own more than five percent (5%) of its common stock, and also sets forth, as of that same date, common stock ownership by directors, nominees and executive officers of the Company. Other than as noted below, management knows of no person or group that owns more than five percent (5%) of the outstanding shares of the Company’s common stock.

NAME AND ADDRESS OF BENEFICIAL OWNERS, DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENT OF SHARES OF COMMON STOCK OUTSTANDING
ESTATE OF RUFUS ADAMS Carol Garland - Executrix 4349 Old Club Drive Macon, Georgia 31210	138,451	(2)	9.59%

JOHN L. CARTER (Director) 415 Briarcliff Road Jackson, Georgia 30233	8,730		— (3)

JAMES P. DOYLE (CFO) 188 Buttrill Court Jackson, Georgia 30233-5456	6,603	(4)	— (3)

DENNIS KEITH FORTSON (Director) 333 Fox Hollow Wood Jackson, Georgia 30233-2709	22,881	(5)	1.58%

WILLIAM K. MALONE (Director, CEO) 206 Briarcliff Road Jackson, Georgia 30233	38,365	(6)	2.66%

NAME AND ADDRESS OF BENEFICIAL OWNERS, DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENT OF SHARES OF COMMON STOCK OUTSTANDING
BARBER/BREWER FAMILY P. O. Box 339 Jenkinsburg, Georgia 30234	91,092	(7)	6.31%

ARTHUR E. STODGHILL, SR. 545 Woodland Way Jackson, Georgia 30233-2625	72,782		5.04%

WILLIAM T. WEBB (Director) 118 Freeman Street Jackson, Georgia 30233	78,098	(8)	5.41%

THURMAN L. WILLIS, JR. (Director) 1029 Maddox Street P.O. Box 415 Monticello, Georgia 31064	41,566	(9)	2.88%

J. PAUL HOLMES (Director) 692 College Street Monticello, Georgia 31024	377		— (3)

GEORGE C. BARBER (Director) 229 Buttrill Road Jackson, Georgia 30233	19,764		1.37%

All Directors, Nominees and named Executive Officers as a Group (8 persons)	216,384		14.98%

(1)	Includes shares of common stock held directly as well as by spouse or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise control voting and investment power.
(2)	Includes 585 shares owned by Mrs. Garland’s spouse, with respect to which Mrs. Garland disclaims beneficial ownership, and 126,435 shares owned by Rufus Adams Family Limited Partnership.
(3)	Less than one percent (1%) of the common stock outstanding.
(4)	Includes options to purchase 5,727 shares of common stock granted pursuant to McIntosh Bancshares, Inc. 1998 Incentive Stock Option Plan which are exercisable in the next sixty days.
(5)	Includes 6,758 shares held by Dr. D. Keith Fortson as custodian for minor children.
(6)	Includes 1,283 shares owned by Mr. Malone’s spouse, either individually or as custodian for children. Mr. Malone disclaims beneficial ownership of all such shares. Also includes options to purchase 22,656 shares of common stock granted pursuant to the McIntosh Bancshares, Inc. 1998 Incentive Stock Option Plan which are exercisable in the next sixty days.
(7)	The Barber/Brewer family consists of siblings Charlotte Barber and Ellen Brewer. Each of these individuals owns 34,840 and 26,500 shares, respectively, in her own name. The listed total includes 6,277 shares held jointly by Charlotte Barber and her children. In addition, the listed total includes 29,752 shares owned by the George W. Caston Trust, of which Charlotte Barber and Ellen Brewer are trustees. Charlotte Barber, Ellen Brewer and the George W. Caston Family Trust each disclaims beneficial ownership of those shares not titled in their respective names.
(8)	Mr. Webb owns all of his shares jointly with other family members.
(9)	Includes 1,600 shares owned by Mr. Willis’ child. Also includes options to purchase 16,430 shares of common stock granted pursuant to the McIntosh Bancshares, Inc. 1998 Incentive Stock Option Plan which are exercisable in the next sixty days.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	66,172	(1)	$24.78	—
Equity compensation plans not approved by security holders	None		—	—
Total	66,172		$24.78	None

(1)	Split Adjusted

Meetings and Committees of the Board of Directors

During the year ended December 31, 2005, the Board of Directors of the Company held four meetings and the Board of Directors of McIntosh State Bank held twelve meetings. All of the directors of the Company and McIntosh State Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

Audit Committee

The Company has an audit committee of the Board of Directors, which is comprised of four independent members, as defined by the National Association of Securities Dealers, Inc. (“NASD”). The audit committee recommends to the Board of Directors the independent accountants to be selected as the Company’s auditors and reviews the audit plan, financial statements and audit results.

The names of each member of the Company’s audit committee are: D. Keith Fortson, John L. Carter, George C. Barber and William T. Webb. Mr. Fortson served as Chairman of the audit committee in 2005. The Board of Directors adopted a written charter in 2002 for the audit committee, which is reviewed and reassessed for adequacy on an annual basis. The charter has not been amended. A copy of the audit committee’s written charter was included as Appendix A to the Company’s proxy statement filed in 2003. The audit committee does not have a financial expert as defined under Section 407 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined each member’s financial acumen to be very strong and therefore an audit committee financial expert, as defined, is not necessary for there to be a satisfactory discharge of the committee’s responsibilities to the Board of Directors and its shareholders.

The audit committee met five times in 2005. The audit committee has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditor the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2005 with management. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codifications of Statements on Auditing Standards, AU § 380), Communications with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence and has concluded the independent auditors are independent from the Company and its management. Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements referred to above be included in McIntosh Bancshares, Inc.’s Annual Report on Form 10-KSB for filing with the Commission.

The Audit Committee Report was submitted by the members of the Audit Committee on March 28, 2006: D. Keith Fortson, John L. Carter, George C. Barber and William T. Webb.

Nominating Committee

The Company has a nominating committee of the Board of Directors, which is comprised of five independent members, as defined by NASD. The names of each member are William T. Webb, Chairman, John L. Carter, George C. Barber and J. Paul Holmes. The committee has adopted a written charter, a copy of which is available on the Company’s website at www.mcintoshbancshares.com. The nominating committee met two times in 2005. The committee does not have a formal written process for identifying and evaluating nominees. However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking and Finance, a possible director candidate must also meet the following minimum criteria to be considered: independence, highest personal duties as a director, impact on the diversity of the board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business, impact on the diversity of the board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business, and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company).

The nominating committee, comprised solely of independent members, recommends and votes on a slate of nominees to be put forth to a vote by the Company’s shareholders. The Company does not currently have a formal written policy with regard to the consideration of any director candidates recommended by security holders. The Board has determined that in view of the Company’s relative size and shareholder base, such a policy has been unnecessary in the past, although it will continually evaluate the appropriateness of developing such a policy in the coming year. Each nominee has been recommended for inclusion in the Company’s proxy and by the unanimous vote of the nominating committee.

Compensation Committee

The compensation committee is responsible for establishing the compensation plans for the Company. The compensation committee met twice in 2005. Its duties include the development with management of all benefit plans for employees of the Company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The names of each member are: John L. Carter, Chairman, J. Paul Holmes, William T. Webb, George C. Barber and D. Keith Fortson.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

The Bank has followed a policy of granting various types of loans to executive officers and directors, to their family members, and to certain entities in which they have an interest. However, the loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. Otherwise, neither the Company nor the Bank has during the last two (2) years entered into, nor is there proposed, any transaction in which any director, executive officer, director nominee, or principal shareholder, or any member of their immediate family, had a direct or indirect material interest. As of December 31, 2005 directors and executive officers of the Company and entities with which they are affiliated were indebted to the Bank in the aggregate amount of $1,329,357. The Bank leases property from Director John L. Carter, through his company, May & Carter Oil Company, for the following:

Bank sign at 207 W. Third Street, Jackson, Georgia with payments of $3,000.00 each year for 2005, 2004, and 2003, respectively.

Bank ATM at 632 E. Third Street, Jackson, Georgia with payments of $7,384.11, $6,764.04 and $6,302.88 for the years 2005, 2004, and 2003, respectively.

The Bank sells credit life and accident and health (disability) insurance underwritten by Life of the South Insurance Company, which is a related interest of Director J. Paul Holmes.

The Bank received commission income totaling $8,268, $17,198 and $14,497, for the years 2005, 2004, and 2003, respectively.

The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates. It is the Company’s policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank.

Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Legal Proceedings

The Bank is from time to time involved in various legal actions arising from normal business activities. Management believes that the liability, if any, arising from such actions will not have a material adverse effect on the Company’s financial condition. Neither the Bank nor the Company is a party to any proceeding to which any director, officer or affiliate of the issuer, any owner of more than five percent (5%) of its voting securities is a party adverse to the Bank or the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during 2005, no person who, at any time during 2005, was a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company failed to file on a timely basis any reports required by Section 16(a) during the 2005 fiscal year or previously.

Independent Registered Public Accountant

The Company has selected the firm of Porter Keadle Moore, LLP to serve as the independent auditors to the Company for the year ending December 31, 2006. The Company does not expect a representative from this firm to attend the annual meeting. There have been no changes in or disagreements with Porter Keadle Moore, LLP on accounting and financial disclosures in 2005.

During fiscal years 2005 and 2004, the Company paid its principal auditor, Porter Keadle Moore, LLP, to provide services in the following categories and amounts:

	2005	2004
Audit Fees	60,604.00	53,400.00
Audit Related Fees	0.00	5,600.00
Tax Fees	8,000.00	7,730.00
All Other Fees	0.00	7,000.00
Total	$68,604.00	$73,730.00

All audit and non-audit services are pre-approved by the Audit Committee. Audit Related Fees represent fees paid for information technology audit and ACH audit services performed and review of the Company’s quarterly and annual regulatory filings with the SEC. Tax Fees represent fees paid for assistance in the preparation of the Company’s state and federal income tax returns and reviewing quarterly estimated income tax payments. Other Audit Fees represent fees paid for collateral testing to meet Federal Home Loan Bank requirements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There has been no Form 8-K filed within 24 months prior to the date of the most recent financial statements reporting a change of accountants or reporting disagreements on any matter of accounting principle, practice, financial statement disclosure of auditing scope or procedure.

Shareholder Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office at 210 South Oak Street, Post Office Box 3818, Jackson, Georgia 30233.

The Company does not have a formal policy for director attendance at the Company’s annual meeting; however, all directors are encouraged to attend. All members of the Board of Directors attended last year’s annual meeting.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 16, 2006.

To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company’s bylaws relating to shareholder proposals in order to be included in the Company’s proxy materials. Any proposals submitted by a shareholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Company’s next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Company less than 30 days prior to the date of such meeting, or, if notice of the meeting is given in a lesser period of time, more than 10 days after the date of such notice.

Annual Report

A copy of our 2005 Annual Report which contains Audited Financial Statements and Footnote Disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operations, is being mailed to each shareholder of record together with these proxy materials.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE. PLEASE DIRECT YOUR WRITTEN REQUEST TO: SHEILA R. BAKER, MCINTOSH BANCSHARES, INC., 210 SOUTH OAK STREET, JACKSON, GEORGIA 30233.

April 25, 2006

APPENDIX A

McINTOSH BANCSHARES, INC.

2006 STOCK COMPENSATION PLAN

Section 1. Purpose.

(a) This 2006 Stock Compensation Plan document is intended to implement and govern the Stock Compensation Plan (“Plan”) of McIntosh Bancshares, Inc., a Georgia corporation (“Company”), and its Affiliates. The purpose of this Plan is to provide an incentive to employees and directors of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability, and to closely align their interests with those of shareholders.

(b) This Plan is intended to accomplish its purpose through the grant of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 as amended, non-qualified stock options, stock appreciation rights (settled in stock), and restricted shares.

(c) The Company’s 1998 Stock Option Plan, which is due to expire in 2008, has exhausted its reserve of shares for future grants. Any existing awards or grants, or further grants made subsequent to the expiration of unexercised prior grants, provided under the 1998 plan shall remain outstanding in accordance with their respective terms.

Section 2. Effective Date Of Plan.

The Plan shall be effective on the date of its approval by the shareholders of the Company.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer) or who serves as a member of the board of directors of the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of equity-based awards granted by any entity acquired by the Company or with which the Company combines are eligible for grant of awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Compensation Committee (“Committee”). The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors who meet the above criteria as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vii) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable in connection with the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, any Affiliates, the shareholders and the Participants.

Section 5. Shares Available For Awards.

(a) Subject to adjustment as provided in this Section 5, a total of One Hundred and Five Thousand (105,000) Shares shall be available for issuance pursuant to Awards under the Plan.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 6. Options.

(a) The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made. Notwithstanding the foregoing, no Option shall be exercisable until at least six months after it is granted.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the following provisions to the extent necessary to satisfy the requirements of Section 422 of the Code:

(i) Incentive Stock Options shall be granted only to Participants who are employees described in Section 422(a)(2) of the Code.

(ii) The Incentive Stock Option exercise price per Share shall be set in the Award Agreement, and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time of the grant.

(iii) The Incentive Stock Option shall expire not later than 10 years after the grant date, or such shorter period as may be specified in the Award Agreement. In addition, the Incentive Stock Option shall lapse and cease to be exercisable no later than three months following the Participant’s termination of Service, unless:

(A) the Participant’s termination of Service is a result of death or Disability, in which event the Incentive Stock Option shall lapse and cease to be exercisable no later than one year after the date of death or Disability; or

(B) the Participant dies following the termination of Service and while the Incentive Stock Option is still exercisable, in which event the Incentive Stock Option shall lapse and cease to be exercisable no later than one year after the date of death.

(iv) The aggregate Fair Market Value, determined as of the Option grant date, of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year by any Participant shall not exceed One Hundred Thousand Dollars ($100,000). However, to the extent permitted under Section 422 of the Code, if the exercisability of an Incentive Stock Option is accelerated by reason of a Change in Control, or otherwise pursuant to Section 6(f) or Section 11(b), any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the One Hundred Thousand Dollar ($100,000) limitation shall be treated as a Non-Qualified Stock Option.

(v) Incentive Stock Options shall be granted only to an eligible Participant who, at the time of the Option grant date, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option grant date the exercise price per Share for the Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the grant date and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option grant date.

(vi) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code and any regulations promulgated thereunder.

(f) The provisions of this Section 6(f) shall apply only to a Participant’s Employee Awards. Except as otherwise provided in the Award Agreement for the Option, and subject to any further limitations imposed by Section 6(e) in the case of any Incentive Stock Option:

(i) in the event that the employment of a Participant is terminated by reason of the Participant’s death, any options granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested Options of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s Option rights pass by will or by the laws of descent and distribution.

(ii) in the event that the employment of a Participant is terminated by reason of such Participant’s permanent and total disability (as defined under Section 22(E)(3) of the Code), any Options which have not vested as of the date of such Participant’s termination of employment by reasons of permanent or total disability shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement pursuant to this Plan to such Participant shall be exercisable until the earlier of the Option termination date or the date twelve months after the date of such Participant’s permanent and total disability.

(iii) in the event that the employment of a Participant is terminated for cause (i.e., fraud, dishonesty or willful misconduct), all Options granted under an Award Agreement pursuant to this Plan shall immediately expire and the Participant shall immediately forfeit all Options granted under said Award Agreement.

(iv) in the event that the employment of a Participant is terminated by reason of such Participant’s retirement, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the date three months after such Participant’s retirement date. All vested and exercisable Options granted under an Award Agreement pursuant to this Plan to such Participant shall expire on the earlier of the Option termination date or the date three months after such Participant’s retirement date.

(v) in the event that the employment of a Participant is terminated for any reasons other than for cause or retirement, death or permanent and total disability, or Change in Control, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the Participant’s termination date. All vested and exercisable Options as of such Participant’s termination date shall expire on the earlier of the Option termination date or 90 days after termination. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 6(f)(v), but no Option may be exercised during any such leave of absence.

(g) The provisions of this Section 6(g) shall apply only to a Participant’s Director Awards. Except as otherwise provided in the applicable Award Agreement:

(i) in the event that the Participant’s Service as a Director is terminated for any reason other than death or Change in Control, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the Participant’s termination date. All vested and exercisable Options as of such Participant’s termination date shall expire on the earlier of the Option termination date or 90 days after termination.

(ii) in the event that the Participant’s service as a Director is terminated by reason of the Participant’s death, any Options granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested Options of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s Option rights pass by will or by the laws of descent and distribution.

Section 7. Restricted Stock.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock to Participants.

(b) Subject to the Plan-wide Award limit specified in Section 5(a), the maximum number of Shares subject to Restricted Stock Awards shall be Twenty-five Thousand (25,000). This shall be subject to adjustment as provided in Section 5(e).

(c) Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(d) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(e) The provisions of this Section 7(e) shall apply only to a Participant’s Employee Awards of Restricted Stock. Except as otherwise provided in the Award Agreement:

(i) in the event that the employment of the Participant is terminated by reason of death, Disability, or a Participant’s voluntary termination of Service on account of Retirement, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant under Employee Awards shall lapse.

(ii) in the event that the employment of the Participant is terminated by reason of a Participant’s resignation, Involuntary Termination without Cause or Involuntary Termination for Cause (including but not limited to an Involuntary Termination for Cause that occurs after the Participant would otherwise have been eligible for Retirement), all Shares of Restricted Stock or Restricted Stock Units held by the Participant under Employee Awards shall be forfeited as of the date of termination.

(f) The provisions of this Section 7(e) shall apply only to a Participant’s Director Awards of Restricted Stock. Except as otherwise provided in the applicable Award Agreement:

(i) in the event of termination of the Participant’s Service as a director by reason of death or Disability, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant under Director Awards shall lapse.

(ii) in the event of termination of the Participant’s Service as a director for any reason other than death, Disability or Change in Control, all Shares of Restricted Stock held by the Participant under Director Awards shall be forfeited as of the date of termination.

(g) The Committee may in its discretion, when it finds that a waiver would be appropriate, waive in whole or in part any or all restrictions with respect to Shares of Restricted.

Section 8. Stock Appreciation Rights (Settled in Stock).

(a) The Committee is hereby authorized to grant to Participants Stock Appreciation Rights (Settled in Stock) (“SAR”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

(b) Upon exercise of vested Stock Appreciation Rights (Settled in Stock), the following procedure will govern the determination of the number of Shares that settle the exercise of the Award:

(i) The number of SAR’s exercised is multiplied by the dollar amount that the Fair Market Value of a Share of common stock on the date of exercise exceeds the Fair Market Value on the date of grant.

(ii) A portion of the dollar amount calculated in Section 8(b)(i) is withheld for income tax purposes; the amount to be determined by the Committee consistent with federal and state income tax withholding guidelines.

(iii) The dollar amount remaining after the calculation in Section 8(b)(ii) is divided by the Fair Market Value of a Share on the date of exercise to determine the number of Shares delivered to the Participant to settle the exercise of the SAR. Such delivery of Shares will always be denominated in whole shares. The dollar value of any fractional Share resulting from the previous calculations is distributed to the Participant in the form of cash.

(c) The provisions of this Section 8(c) shall apply only to a Participant’s Employee Awards of Stock Appreciation Rights (Settled in Stock). Except as otherwise provided in the Award Agreement for the Stock Appreciation Right (Settled in Stock):

(i) in the event that the employment of a Participant is terminated by reason of the Participant’s death, any SAR’s granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested SAR’s of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s SAR rights pass by will or by the laws of descent and distribution.

(ii) in the event that the employment of a Participant is terminated by reason of such Participant’s permanent and total disability (as defined under Section 22(E)(3) of the Code), any SAR’s which have not vested as of the date of such Participant’s termination of employment by reasons of permanent or total disability shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement pursuant to this Plan to such Participant shall be exercisable until the earlier of the SAR termination date or the date twelve months after the date of such Participant’s permanent and total disability.

(iii) in the event that the employment of a Participant is terminated for cause (i.e., fraud, dishonesty or willful misconduct), all SAR’s granted under an Award Agreement pursuant to this Plan shall immediately expire and the Participant shall immediately forfeit all SAR’s granted under said Award Agreement.

(iv) in the event that the employment of a Participant is terminated by reason of such Participant’s retirement, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the date three months after such Participant’s retirement date. All vested and exercisable SAR’s granted under an Award Agreement pursuant to this Plan to such Participant shall expire on the earlier of the SAR termination date or the date three months after such Participant’s retirement date.

(v) in the event that the employment of a Participant is terminated for any reasons other than for cause or retirement, death or permanent and total disability, or Change in Control, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the Participant’s termination date. All vested and exercisable SAR’s as of such Participant’s termination date shall expire on the earlier of the SAR termination date or 90 days after termination. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 8(c)(v), but no SAR may be exercised during any such leave of absence.

(d) The provisions of this Section 8(d) shall apply only to a Participant’s Director Awards. Except as otherwise provided in the applicable Award Agreement:

(i) in the event that the Participant’s Service as a Director is terminated for any reason other than death or Change in Control, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the Participant’s termination date. All vested and exercisable SAR’s as of such Participant’s termination date shall expire on the earlier of the SAR termination date or 90 days after termination.

(ii) in the event that the Participant’s service as a director is terminated by reason of the Participant’s death, any SAR’s granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested SAR’s of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s SAR rights pass by will or by the laws of descent and distribution.

Section 9. General Provisions Applicable To Awards.

(a) Each Award shall be evidenced by a written Award Agreement, the terms of which shall be determined by the Committee.

(b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c) Each Award may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. An Award granted in addition to or in tandem with another Award may be granted either at the same time as or at a different time from the grant of such other Award.

(d) Subject to the terms of the Plan and the applicable Award Agreement, payments or transfers to be made by or to the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, in each case in accordance with rules and procedures established by the Committee and applicable sections of the Internal Revenue Service Code and more specifically Section 409(A).

(e) Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in no event shall the Company or any Affiliate extend credit or loan funds to any Participant in connection with the exercise of an Award. The Company may facilitate a broker-assisted exercise program, in accordance with rules and procedures established by the Committee and applicable sections of the Internal Revenue Service Code and more specifically Section 409(A).

(f) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not preclude forfeiture of an Award in accordance with the terms of the Plan or the applicable Award Agreement.

(g) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Section 10. Change in Control.

(a) Unless specifically provided to the contrary in any Award Agreement, and notwithstanding any provision herein to the contrary, upon a Change in Control all outstanding Awards shall become fully vested and exercisable, and any restrictions applicable to any outstanding Award shall automatically lapse.

(b) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with the consummation of a Change in Control, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment equal in value to the Fair Market Value of such canceled Award (which shall equal the Fair Market Value of the Shares or other property or cash underlying the Award, less any exercise price).

Section 11. Amendments And Termination.

(a) Except to the extent expressly prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that:

(i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

(ii) no such amendment or alteration shall increase the number of Shares available for issuance pursuant to Awards under the Plan without shareholder approval.

(iii) no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award previously granted, prospectively or retroactively, without the consent of any affected Participant or holder or beneficiary of an Award, provided, however, that:

(i) no such action shall impair the vested rights of any affected Participant or holder or beneficiary under any Award previously granted under the Plan.

(ii) except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purpose and intent of the Plan and the applicable Award.

Section 12. Miscellaneous.

(a) No employee, director, Participant or other individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards and Award Agreements need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or employees of the Company, or a committee of such officers or employees, the authority, subject to such terms and limitations as the Committee shall determine and guidelines set forth in Plan Section 4(a) and Section 11, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of the State of Georgia and with the requirements, if any, of the National Association of Securities Dealers, Inc. or any exchange on which the Company’s Shares may be traded.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of income or other taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the Participant except as set forth in the applicable Award Agreement.

(f) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any individual or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, individual or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other individual. To the extent that any individual acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 13. Duration Of The Plan.

No Award shall be granted under the Plan after the Expiration Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the Expiration Date shall remain exercisable or otherwise extend beyond such Expiration Date in accordance with its terms as set forth in the Award Agreement, and so long as the Award remains exercisable or otherwise continues in effect the Committee shall retain its power and authority to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the Board shall retain its power and authority to amend the Plan.

Section 14. Stock Restriction Agreement.

As a condition to the granting of any Options, Restricted Stock or Stock Appreciation Rights (Settled in Stock) under an Agreement pursuant to the Plan and the subsequent exercise of an Option or SAR or lapse of restrictions on Restricted Stock, the Board may require the Participant to enter into a stock restriction agreement with the Company for the purpose of limiting the sale or other transfer of ownership of Stock acquired by the Participant, except in a case where a Participant may choose to sell a particular number of shares that may be necessary to meet his or her income tax liability resulting from the exercise or lapse of restrictions.

Section 15. Restrictions on Issuance of Shares.

(a) Subject to the limitations set forth herein, the Company shall have the following registration, qualification and stock exchange approval obligations:

(i) In the event that the Company shall deem it necessary to register the Plan and/or the shares of Common Stock and/or the Options and SAR’s under the Securities Act of 1933 or other applicable statutes, any shares of Stock with respect to which an Option or SAR shall have been exercised or a share of Restricted Stock shall have been granted, or to qualify any such shares for exemption from such registration requirements, then the Company shall take such action at its own expense before delivery of such shares; and/or

(ii) In the event the shares of Stock in the Company shall be listed on any national stock exchange at the time of the exercise of an Option or SAR or grant of Restricted Stock under the Plan, then the Company shall make prompt application for such stock exchange’s approval of the listing of such shares on such stock exchange, at the sole expense of the Company.

(b) In no event shall the Company be obligated to agree to any conditions which it deems unacceptable as a prerequisite to obtaining such registration, qualification and/or stock exchange approval. The inability of the Company to obtain from any regulatory agency and/or stock exchange the authorization deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of its Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Stock as to which such requisite authorization shall not have been obtained.

Section 16. Representations and Warranties.

As a condition to the granting and the exercise of any portion of an Option, SAR or Restricted Stock, the Company may require the person receiving or exercising such Award to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulations, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any government agency.

Section 17. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” shall mean any Option, award of Restricted Stock, or Stock Appreciation Right (Settled in Stock) granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which shall be signed by the Company or the Committee and which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean, except as provided in the applicable Award Agreement, any of the following:

(i) Use of illegal drugs by the Participant;

(ii) Any material breach by the Participant of any covenant causing material injury to the Company or Affiliate to the business reputation of the Company or Affiliate;

(iii) Any willful act or omission of the Participant which is injurious to the Company or Affiliate or to the business reputation of the Company or Affiliate;

(iv) The dishonesty, fraud, malfeasance, negligence or misconduct of the Participant;

(v) The conviction of, or entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude by the Participant;

(vi) Failure of the Participant to materially comply with the policies of the Company and its Affiliates;

(vii) The continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties.

(viii) Failure of the Participant to materially follow lawful instructions of the Board.

(f) Unless otherwise provided in the applicable Award Agreement, a “Change in Control” occurs upon either:

(i) the dissolution or liquidation of the Company or the Bank; or

(ii) a reorganization, merger or consolidation of the Company or the Bank with one or more corporations as a result of which the Company or the Bank goes out of existence or becomes a subsidiary of another corporation; or

(iii) a sale of substantially all the property or more than twenty-five percent (25%) of the outstanding Shares of the Company or the Bank to another entity or person. For purposes of this Section 17(f), “Person” means any individual, firm, corporation, partnership, limited liability company, trust or other entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and any successor (by merger or otherwise) of such entity.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Company” shall mean McIntosh Bancshares, Inc.

(i) “Director Awards” shall mean Awards granted to the Participant in connection with or on account of his Service as a member of the board of directors of the Company or an Affiliate. Awards granted to the Participant in connection with or on account of Service as an employee of the Company or an Affiliate shall not be considered Director Awards for purposes of the Plan.

(j) “Disability” shall mean, in the case of an Employee Award and unless otherwise expressly provided in the applicable Award Agreement, a physical or mental condition that qualifies as a disability under Section 22(e)(3) of the Code.

(k) “Employee Awards” shall mean Awards granted to the Participant in connection with or on account of his Service as an employee of the Company or an Affiliate. Awards granted to the Participant in connection with or on account of Service as a member of the board of directors of the Company or an Affiliate shall not be considered Employee Awards for purposes of the Plan.

(l) “Expiration Date” shall mean the tenth anniversary of the Plan’s effective date determined pursuant to Section 2.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property as determined by the Committee.

(n) “Incentive Stock Option” shall mean an Employee Award in the form of an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code.

(o) “Involuntary Termination” shall mean a Company-initiated (or Affiliate-initiated) termination of a Participant’s Service as an employee.

(p) “Non-Qualified Stock Option” shall mean an Award in the form of an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Plan” shall mean this 2006 Stock Compensation Plan for Directors and Employees.

(t) “Restricted Stock” shall mean any Share granted under Section 7.

(u) “Retirement” shall mean, except as expressly provided in the Award Agreement, the Participant’s voluntary termination of Service as an employee after attaining age 65.

(v) “Service” shall mean employment as an employee (including an officer) of the Company or an Affiliate, or service as a member of the board of directors of the Company or an Affiliate.

(w) “Shares” shall mean shares of the common stock of the Company, $2.50 par value.

(x) “Stock Appreciation Right (Settled in Stock)” or “SAR” shall mean an Award pursuant to Section 8 that provides for an amount payable in Shares, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share on the day the Award is exercised over the Fair Market Value of a Share on the date of the Award, and designed so as to be exempt from Internal Revenue Service Code Section 409A.

PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

MCINTOSH BANCSHARES, INC.

TO BE HELD ON MAY 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints William K. Malone and James P. Doyle, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of McIntosh Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 264 Alabama Boulevard, Jackson, Georgia 30233, on May 18, 2006 at 4:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “FOR” Proposal No. 1 to elect the two identified Class II directors to serve on the Board of Directors each for three-year terms and “FOR” Proposal No. 2 to approve the Company’s 2006 Stock Compensation Plan.

1.	PROPOSAL to elect the two identified Class II directors to serve for three-year terms.

☐  Dennis Keith Fortson                ☐  Thurman L. Willis, Jr.

2.	PROPOSAL to approve the McIntosh Bancshares, Inc. 2006 Stock Compensation Plan.

☐  FOR                ☐  AGAINST                ☐   ABSTAIN

Dated: , 2006

_____________________________
Signature of Shareholder

_____________________________
Please print name

_____________________________
Signature of Shareholder

_____________________________
Please print name

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.